UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.01 per share	CRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2019, Carter’s, Inc. (the “Company”) announced that William G. Foglesong, the Company’s Executive Vice President, North America Retail, will step down from his position on December 3, 2019, and Patrick Q. Moore, Executive Vice President, Strategy & Business Development of the Company, will assume responsibility for the Company’s North American retail operations on that date. Mr. Foglesong will remain with the Company for a transition period, expected to be through February 2020, to help facilitate the transfer of responsibilities to Mr. Moore.

Mr. Moore joined the Company in 2017. From 2013 to 2017, Mr. Moore was Executive Vice President, Chief Strategy Officer with YP Holdings LLC, a portfolio company of Cerberus Capital Management and one of the largest local digital media businesses in the United States. While at YP, Mr. Moore’s scope of responsibilities included strategy, pricing, compliance, real estate, and business and corporate development. From 2001 to 2013, Mr. Moore was with McKinsey & Company, Inc., where he served as a partner from 2006 to 2013, and managed clients across a variety of industries, including retail, consumer packaged goods, media, hospitality, and technology.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2019	CARTER’S, INC.

	By:	/s/ Scott F. Duggan
	Name:	Scott F. Duggan
	Title:	Senior Vice President, General Counsel and Secretary